                                                                    Exhibit 10.6

                                                                  EXECUTION COPY


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                            ASSET PURCHASE AGREEMENT


                                      among



                           HOMEAMERICAN CREDIT, INC.,
                                       and
                    AMERICAN BUSINESS MORTGAGE SERVICES, INC.

                        jointly and severally, as Sellers


                                       and


                          PENN SQUARE EAST FUNDING, LLC
                                  as Purchaser


                          Dated as of November 4, 2004





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
                            ASSET PURCHASE AGREEMENT


         ASSET PURCHASE AGREEMENT, dated as of November 4, 2004 (this "Agreement"), among HOME AMERICAN CREDIT, INC., a Pennsylvania corporation ("HAC"); AMERICAN BUSINESS MORTGAGE SERVICES, INC., a New Jersey corporation ("ABMS"; HAC and ABMS are referred to herein collectively as the "Sellers" and each individually as a "Seller"); and PENN SQUARE EAST FUNDING, LLC, a Delaware limited liability company (the "Purchaser").

                               W I T N E S S E T H

         WHEREAS, each Seller owns and from time to time originates and acquires certain Mortgage Loans (as defined in the Loan Agreement defined below) as described in the APA Assignment (as hereinafter defined) secured primarily by mortgages, deeds of trust and security deeds on certain Mortgaged Properties (as defined in the Loan Agreement) and the Mortgage Loan Documents (as defined in the Loan Agreement) related thereto;

         WHEREAS, (a) the Mortgage Loans, (b) the related Mortgage Loan Documents together with all promissory notes, and Servicing Records and any other collateral pledged or otherwise relating to such Mortgage Loans, all files, material documents, instruments, surveys, certificates, correspondence, appraisals, computer records, computer storage media, accounting records and books and records relating thereto, (c) the related Mortgaged Properties or any interest in real property collateralizing any Mortgage Loan, (d) the related Mortgage Files, (e) the related Servicing Files, (f) all mortgage guaranties and insurance (issued by governmental agencies or otherwise) and any mortgage insurance certificate or other document evidencing such mortgage guaranties or insurance relating to any Mortgage Loans and all claims and payments thereunder,
(g) all other insurance policies and insurance proceeds relating to any Mortgage Loans or the related Mortgaged Property, (h) all Interest Rate Protection Agreements, if any (as defined in the Loan agreement defined below), (i) all rights under the Servicing Agreement (as defined in the Loan Agreement), the Custodial Agreement (as defined in the Loan Agreement) or any other document related to Mortgage Loans or the related Mortgaged Properties, and (j) all purchase or take-out commitments relating to or constituting any or all of the related Mortgage Loans or the Mortgaged Properties; together with any other property and any other rights related thereto the foregoing assets and property described in (a) through (j) are hereinafter referred to, collectively, as the "Assets");

         WHEREAS, the parties hereto desire that on each Transfer Date (as defined in the related APA Assignment) the Sellers sell all of their right, title and interest in and to certain of the Assets to Purchaser pursuant to the terms of this Agreement; and

         WHEREAS, the Purchaser and Fortress Credit Corp. (together with its successors and assigns, the "Lender") will be parties to the Master Loan and Security Agreement, dated as of the date hereof (as amended, supplemented or otherwise modified and in effect from time to time, the "Loan Agreement"), pursuant to which the Lender shall agree, subject to the terms and conditions of the Loan Agreement, to make revolving credit loans to the Purchaser to finance the Purchaser's acquisition of the Assets.

         NOW, THEREFORE, in consideration of the mutual covenants herein contained, the parties hereto agree as follows:

                                   ARTICLE I

                            DEFINITIONS; CONSTRUCTION

         Section 1.01 Definitions. For purposes of this Agreement all capitalized terms used but not defined herein shall have the meanings assigned thereto in the Loan Agreement.

         Section 1.02 Construction. Unless the context of this Agreement clearly requires otherwise, references to the plural include the singular, references to the singular include the plural, the term "including" is not limiting, and the term "or" has, except where otherwise indicated, the inclusive meaning represented by the phrase "and/or." The words "hereof," "herein," "hereby," "hereunder," and similar terms in this Agreement refer to this Agreement or such other Loan Document as a whole and not to any particular provision of this Agreement or such other Loan Document. Section, subsection, clause, schedule, and exhibit references herein are to this Agreement unless otherwise specified. Any reference in this Agreement or in the other Loan Documents to any agreement, instrument, or document shall include all alterations, amendments, changes, extensions, modifications, renewals, replacements, substitutions, joinders, and supplements, thereto and thereof, as applicable (subject to any restrictions on such alterations, amendments, changes, extensions, modifications, renewals, replacements, substitutions, joinders, and supplements set forth herein). Any reference herein to any Person shall be construed to include such Person's successors and assigns. Any requirement of a writing contained herein or in the other Loan Documents shall be satisfied by the transmission of a record and any record transmitted shall constitute a representation and warranty as to the accuracy and completeness of the information contained therein.

                                   ARTICLE II

                    SALE OF ASSETS; PAYMENT OF PURCHASE PRICE

         Section 2.01 Sale of Assets to Purchaser. On the terms and conditions of this Agreement:

         (a) On each Transfer Date (as defined in each APA Assignment), each Seller agrees to offer for sale, and to sell, transfer, assign, set over and otherwise convey, absolutely and not as collateral security, without recourse, the Assets described in the related APA Assignment substantially in the form attached hereto as Exhibit A (the "APA Assignment") to the Purchaser and to deliver, transfer, assign, set over and otherwise convey, absolutely and not as collateral security, without recourse, all of its rights under and to the related Mortgage Loan Documents, to the Purchaser or such other Person at the Purchaser's direction, as applicable, and the Purchaser agrees to purchase such Assets offered for sale by the applicable Seller.

         (b) The cash price paid by the Purchaser for the Assets sold on each Transfer Date (the "Sales Price") shall be the sum of the Collateral Values as of the Transfer Date with respect to the Assets conveyed on such date (determined after giving effect to all payments of principal received thereon on or prior to the Cut-off Date as set forth in the related APA Assignment).

         (c) On each Transfer Date, each Seller shall sell, transfer, assign, set over and otherwise convey, absolutely and not as collateral security, without recourse, to the Purchaser the Assets and the Purchaser shall pay or cause to be paid to the applicable Seller (or to such other Person as may be specified by such Seller) the Sales Price in respect of such Assets; provided, however, that the Purchaser's obligation under this clause (c) shall be subject to the satisfaction of each of the following conditions on or prior to such Transfer Date:

                  (i) the applicable Seller shall have delivered to the Purchaser a duly executed APA Assignment with respect to all of the Assets conveyed on such Transfer Date, which shall have attached thereto an Asset Schedule (as defined in the APA Assignment) setting forth the appropriate information with respect to all Assets conveyed on such Transfer Date and shall have delivered to the Lender a computer readable transmission of such Asset Schedule;

                  (ii) all collections received with respect to each of the Assets relating to the period after the applicable Cut-off Date shall have been deposited into the related Collection Account (as set forth in the related APA Assignment);

                  (iii) as of such date, neither the Sellers nor the Purchaser shall (A) be insolvent, (B) be made insolvent by its respective sale or purchase of Assets or (C) have reason to believe that its insolvency is imminent;

                  (iv) the applicable Seller shall have delivered the underlying Mortgage Files conveyed on such Transfer Date to the Custodian in accordance with the Custodial Agreement (in addition, the APA Assignment shall be delivered to the Custodian promptly after the Transfer Date), and the Purchaser and the Lender shall have received a copy of the Custodian Loan Transmission and Exception Report and a copy of the Trust Receipt;

                  (v) each of the representations and warranties made by each Seller set forth in Schedules 1 and 2 shall be true and correct as of the related Transfer Date with the same effect as if then made, and each Seller shall have performed all obligations to be performed by it under each of the related Mortgage Loan Documents on and prior to such Transfer Date;

                  (vi) the applicable Seller shall, at its own expense, on the Transfer Date, indicate in its computer files that the Assets identified in the related APA Assignment have been sold to the Purchaser pursuant to this Agreement and provide evidence of the same to the Purchaser and the Lender, in form and substance satisfactory to the Lender, within one Business Day of the Transfer Date;

                  (vii) the applicable Seller shall have taken any action requested by the Purchaser or the Lender required to maintain the ownership interest of the Purchaser in the Collateral and the perfected first priority security interest therein of the Lender; and

                                      -3-
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                  (viii) all conditions precedent in Sections 2.03, 5.01 and
         5.02 of the Loan Agreement shall have been satisfied.

         (d) Each of the conveyances contemplated hereby shall be sales from the Sellers to the Purchaser of all of the Sellers' right, title and interest in and to the Assets. Notwithstanding the foregoing, in the event that, despite the parties expressed intentions that such transactions are sales, the transactions set forth herein are deemed not to be sales, each Seller hereby grants to the Purchaser a first priority security interest in all of such Seller's right, title and interest in, to and under the Assets, whether now existing or hereafter created, to secure each Seller's obligations hereunder, and this Agreement shall constitute a security agreement under applicable law, in which event Purchaser shall have all the rights and remedies of a secured party under the Uniform Commercial Code and other applicable law.

         Section 2.02 Obligations of Sellers.

         (a) Within ten days after the Closing Date (or such other time as may be agreed to by the Lender, including as agreed to in the Custodial Agreement) and on or prior to each Transfer Date, the Lender shall have received evidence satisfactory to it of (i) the completion of all recordings, registrations and filings as may be necessary or, in the opinion of the Lender, desirable to perfect or evidence the sale and assignment by the Sellers to the Purchaser of the Sellers' ownership interest in the Assets, the related property and the proceeds thereof and (ii) the completion of all recordings, registrations and filings as may be necessary or, in the opinion of the Lender, desirable to perfect or evidence the grant of a perfected first priority security interest in the Assets, the related property and the proceeds thereof granted by the Sellers in favor of the Purchaser (as contemplated by Section 2.01(d)). Each Seller agrees to file all necessary continuation statements and any amendments to the UCC-1 financing statements necessary to perfect the interest of the Purchaser and the Lender in and to the Assets and the Purchaser's rights under this Agreement and to take such other action as may be necessary or, in the opinion of the Purchaser or the Lender, desirable to perfect or evidence the Purchaser's and the Lender's interest in the Assets and the Purchaser's rights under this Agreement conveyed under the Loan Documents.

         (b) (i) In connection with each sale of an Asset hereunder, each Seller shall deliver to and deposit with the Custodian, on behalf of the Purchaser for the benefit of the Lender as set forth in the Loan Agreement, the underlying Mortgage File with respect to each Asset conveyed on such Transfer Date on or before the related Transfer Date. In connection with each sale of an Asset hereunder that is a wet ink mortgage loan, each Seller shall cause the related Settlement Agent to deliver to and deposit with the Custodian, on behalf of the Purchaser for the benefit of the Lender as set forth in the Loan Agreement, the underlying Mortgage File with respect to each Asset conveyed within six (6) Business Days of such Transfer Date; provided, that each Seller shall cause the related Settlement Agent to directly deliver to and deposit with the Custodian, within one (1) Business Day of the Transfer Date, the Mortgage Note. With respect to any Assets that are set forth as exceptions in the Custodian Loan Transmission and Exception Report, each Seller hereby agrees and covenants that it shall take all such actions and shall perform all such obligations, on behalf of the Purchaser and the Lender, as are necessary to cure such exceptions or repurchase such Assets in accordance with Section 5 of the Custodial Agreement.

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                  (ii) It is understood and agreed that the obligations set
         forth in Section 2.02(b)(i) shall survive delivery of the Mortgage Files to the Custodian (as the agent of the Purchaser and the Lender) and shall inure to the benefit of the Purchaser and the Lender.

         (c) Each Seller hereby further confirms to the Purchaser that, within one Business Day of the Closing Date and each Transfer Date, it shall provide evidence to the Purchaser and the Lender that the portions of such Seller's electronic ledger relating to the Assets have been clearly and unambiguously marked to indicate that the Assets have been sold to the Purchaser hereunder and the Assets have been pledged to the Lender by the Purchaser.

         (d) On and after each Transfer Date, the Purchaser shall own the Assets which have been identified as being sold by the applicable APA Assignment and the Sellers shall not take any action inconsistent with such ownership and shall not claim any ownership interest in any such conveyed Asset.

         Section 2.03 Dispositions.

         Each Seller hereby agrees and covenants that in connection with each disposition of Assets it shall perform, on behalf of the Purchaser, such duties and take such actions as specified in Sections 7.17, 7.20, 7.21, 7.22, 7.27,
11.16 and 11.21 of the Loan Agreement.

                                  ARTICLE III

                               REPRESENTATIONS AND
                         WARRANTIES; REMEDIES FOR BREACH

         Section 3.01 Sellers' Representations and Warranties. (a) Each Seller makes each of the representations and warranties set forth in Schedule 1 hereto to the Purchaser (i) as of the Closing Date, and (ii) as of each Transfer Date with respect to the Assets conveyed on such Transfer Date.

         (b) Each Seller further makes, as of the Closing Date and as of each Transfer Date, each of the representations and warranties set forth in Schedule 2 hereto.

It is understood and agreed that the representations and warranties set forth in this Section 3.01 shall survive delivery of the respective Mortgage Files to the Custodian (as the agent of the Purchaser and the Lender) and shall inure to the benefit of the Purchaser, the Servicer, the Custodian and the Lender. Upon the discovery by the Servicer, the Custodian, the Sellers, the Purchaser or the Lender of a breach of any of the representations and warranties of the Sellers set forth in Schedule 1 or 2 hereto that materially and adversely affects the value of any of the Assets, or the interests of the Lender in any Asset, with respect to which such representation or warranty is made, the Sellers shall be jointly and severally obligated to (a) promptly cure such breach in all material respects, or (b) purchase such Mortgage Loan on the next succeeding Payment Date, at the Repurchase Price (as hereinafter defined). "Repurchase Price" shall mean, with respect to any Mortgage Loan, the principal balance of such Mortgage Loan as of the date of re-purchase, plus all accrued and unpaid interest on such principal balance computed, as of the date of re-purchase, at the Mortgage Interest Rate, plus the amount of any unreimbursed Servicing Advances (as defined in the Servicing Agreement) made by the Servicer with respect to such Mortgage Loan, which purchase price shall be deposited in the Collection Account on the next succeeding Determination Date (as defined in the Servicing Agreement), after deducting therefrom any amounts received in respect of such repurchased Mortgage Loan or Loans and being held in the Collection Account for future payment to the extent such amounts have not yet been applied to principal or interest on such Mortgage Loan. The obligations of the Sellers set forth herein to cure such breach or repurchase an affected Asset or, as the case may be, shall constitute the sole remedies available hereunder to the Purchaser respecting a breach of the representations and warranties contained in Section 3.01(a) and (b) hereof or Schedules 1 and 2 hereto.

         Section 3.02 Reconstitution of Mortgage Loans.

         (a) The Sellers acknowledge that, with respect to some or all of the Mortgage Loans, such Mortgage Loans may be subject to:

                  (i) one or more sales as whole loan transfers by the Purchaser (each, a "Whole Loan Transfer"); and/or

                  (ii) one or more sales as public or private pass-through transfers (each, a "Pass-Through Transfer").

         (b) With respect to each Whole Loan Transfer or Pass-Through Transfer, as the case may be, the Sellers agree:

                  (i) to cooperate with any prospective purchaser with respect to all reasonable requests and due diligence procedures (including participating in a reasonable number of meetings with rating agencies, bond insurers and such other parties as Purchaser shall designate and participating in meetings with prospective purchasers of the Mortgage Loans or interests therein and providing information as reasonably requested by such purchasers), and with respect to the preparation (including, but not limited to, the endorsement, delivery, assignment, and execution) of the Mortgage Loan documents and other related documents, and with respect to servicing requirements reasonably requested by the rating agencies and credit enhancers;

                  (ii) to execute all reconstitution agreements reasonably required to be executed by the Sellers in connection with such Pass-Through Transfer or Whole Loan Transfer (including a mutually acceptable assignment assumption and recognition agreement);

                  (iii) to deliver for inclusion in any prospectus or other offering material such publicly available information regarding the Sellers, their financial condition and their mortgage loan delinquency, foreclosure and loss experience and any additional information reasonably requested, and which the Sellers are capable of providing without unreasonable effort or expense, and to deliver any similar non public, unaudited financial information and such statements and audit letters of reputable, certified public accountants pertaining to information provided by the Sellers pursuant to the above as shall be reasonably requested, and to indemnify certain Persons for material misstatements or omissions contained in such information;

                  (iv) to deliver such statements and audit letters of reputable, certified public accountants pertaining to information pursuant to clause (iv) above as shall be reasonably requested; and

                  (v) to deliver such legal documents and in-house opinions of counsel as are customarily delivered by originators or servicers, as the case may be in connection with Whole Loan Transfers or Pass-Through Transfers.

         (c) With respect to each Whole Loan Transfer or Pass-Through Transfer, as the case may be, the Sellers in their capacity as Servicer agree to make all the representations and warranties set forth in Schedule 1 and 2, as of the date of the Whole Loan Transfer or Pass-Through Transfer and (1) modified to the extent necessary to reflect the pool statistics of the Mortgage Loans as of the date of such Whole Loan Transfer or Pass-Through Transfer, (2) supplemented by additional representations and warranties that are not unreasonable under the circumstances as of the date of such Whole Loan Transfer or Pass-Through Transfer and to the extent that any events or circumstances, including changes in applicable law occurring subsequent to the related closing date(s), would render a related Mortgage Loan unmarketable to a material segment of the secondary mortgage or mortgage-backed securities market if such additional representations and warranties were not made, and (3) subject to exceptions relating to conditions or circumstances with respect to the Mortgage Loans that arose after the Transfer Date and are identified by the Sellers in their capacity as Servicer.

                                   ARTICLE IV

                                SELLER COVENANTS

         Section 4.01 No Further Sale or Transfer. Each Seller hereby covenants that, except for the sales hereunder, such Seller will not sell, pledge, assign or transfer to any other Person, or grant, create, incur, assume or suffer to exist any lien on, any Asset, or any interest therein.

         Section 4.02 Defense of Right, Title and Interest. Each Seller will defend the right, title and interest of the Purchaser in, to and under the Assets against all claims of third parties claiming through or under such Seller.

         Section 4.03 Separateness Covenants. Each Seller hereby covenants that it will not take any actions or fail to take any actions which would cause the Purchaser to violate the covenants set forth in Article V.

         Section 4.04 Further Assurances. Whenever and so often as reasonably requested by the Purchaser or the Lender, each Seller shall promptly execute and deliver or cause to be executed and delivered all such other and further instruments, documents, or assurances, and promptly do or cause to be done all such other things, as may be necessary and reasonably required to vest more fully in the requesting party all rights, both directly and indirectly, interests, powers, benefits, privileges and advantages conferred or intended to be conferred upon it by this Agreement.

                                   ARTICLE V

                               PURCHASER COVENANTS

         The Purchaser hereby covenants as follows:

         (a) The Purchaser shall not amend, alter, change or repeal the definition of "Independent Director" or Sections 5(c), 7, 8, 9, 10, 16, 20, 21, 22, 23, 24, 25, 26, 29 or 31 or Schedule A of the Operating Agreement without the unanimous written consent of its board, including the Independent Director, as set forth in the Operating Agreement.

         (b) The Purchaser shall not, without the prior unanimous written consent of its members and its board (including the Independent Director), take any Material Action (as defined in the Operating Agreement).

         (c) The Purchaser shall do or cause to be done all things necessary to preserve and keep in full force and effect its existence, rights (charter and statutory) and franchises; provided, however, that the Purchaser shall not be required to preserve any such right or franchise if its board shall determine that the preservation thereof is no longer desirable for the conduct of its business and that the loss thereof is not disadvantageous in any material respect to the Purchaser. The Purchaser also shall:

                  (i) maintain its own separate books and records and bank accounts;

                  (ii) at all times hold itself out to the public and all other Persons as a legal entity separate from its members and any other Person;

                  (iii) have a board of directors separate from that of its members and any other Person;

                  (iv) file its own tax returns, if any, as may be required under applicable law, to the extent (1) not part of a consolidated group filing a consolidated return or returns or (2) not treated as a division for tax purposes of another taxpayer, and pay any taxes so required to be paid under applicable law;

                  (v) except as contemplated by the Basic Documents (as set forth in the Operating Agreement), not commingle its assets with assets of any other Person;

                  (vi) conduct its business in its own name and strictly comply with all organizational formalities to maintain its separate existence;

                  (vii) maintain separate financial statements;

                  (viii) pay its own liabilities only out of its own funds;

                  (ix) maintain an arm's length relationship with its Affiliates and any member;

                  (x) pay the salaries of its own employees, if any;

                  (xi) not hold out its credit or assets as being available to satisfy the obligations of others;

                  (xii) allocate fairly and reasonably any overhead for shared office space;

                  (xiii) use separate stationery, invoices and checks;

                  (xiv) except as contemplated by the Basic Documents, not pledge its assets for the benefit of any other Person;

                  (xv) correct any known misunderstanding regarding its separate identity;

                  (xvi) maintain adequate capital in light of its contemplated business purpose, transactions and liabilities;

                  (xvii) cause its board of directors to meet at least annually or act pursuant to written consent and keep minutes of such meetings and actions and observe all other Delaware limited liability company formalities;

                  (xviii) not acquire any securities of any Member;

                  (xix) cause its directors, officers, agents and other representatives of the Purchaser to act at all times with respect to the Purchaser consistently and in furtherance of the foregoing and in the best interests of the Purchaser; and

                  (xx) Failure of the Purchaser, or its members or board on behalf of the Purchaser, to comply with any of the foregoing covenants or any other covenants contained in this Agreement shall not affect the status of the Purchaser as a separate legal entity or the limited liability of its members or its directors.


         (d) The Purchaser shall not:

                  (i) except as contemplated by the Basic Documents, guarantee any obligation of any Person, including any Affiliate;

                  (ii) engage, directly or indirectly, in any business other than the actions required or permitted to be performed under Section 7 of the Operating Agreement, the Basic Documents or Section 9(j) of the Operating Agreement;

                  (iii) incur, create or assume any indebtedness other than as expressly permitted under the Basic Documents;

                  (iii) make or permit to remain outstanding any loan or advance to, or own or acquire any stock or securities of, any Person, except that the Purchaser may invest in those investments permitted under the Basic Documents and may make any advance required or expressly permitted to be made pursuant to any provisions of the Basic Documents and permit the same to remain outstanding in accordance with such provisions;

                  (iv) to the fullest extent permitted by law, engage in any dissolution, liquidation, consolidation, merger, asset sale or transfer of ownership interests other than such activities as are expressly permitted pursuant to any provision of the Basic Documents; or

                  (v) form, acquire or hold any subsidiary (whether corporate, partnership, limited liability company or other).

                                   ARTICLE VI

                                   TERMINATION

         Section 6.01 Termination. The respective obligations and responsibilities of the Sellers and the Purchaser created hereby shall terminate upon payment in full of all Obligations under the Loan Agreement.

                                  ARTICLE VII

                            MISCELLANEOUS PROVISIONS

         Section 7.01 Amendment. This Agreement may be amended from time to time with the prior written consent of the Lender, in its sole discretion, by a written agreement signed by the Sellers and the Purchaser.

         Section 7.02 Governing Law. This Agreement shall be governed by and construed in accordance with the laws of the State of New York and the obligations, rights and remedies of the parties hereunder shall be determined in accordance with such laws. With respect to all legal proceedings arising out of or relating to this Agreement or the transactions contemplated hereby, each party irrevocably submits to the non-exclusive jurisdiction of the courts of the State of New York and the United States District Court located in the Borough of Manhattan, City of New York, and each party irrevocably waives any objection which it may have at any time to the laying of venue of any suit, action or proceeding arising out of or relating hereto brought in any such court, irrevocably waives any claim that any such suit, action or proceeding brought in any such court has been brought in any inconvenient forum and further irrevocably waives the right to object, with respect to such claim, suit, action or proceeding brought in any such court, that such court does not have jurisdiction over such party, provided that service of process is made by any lawful means. Nothing in this Section 7.02 shall affect the right of any party hereto or its assignees, or of the Lender or its assignees, to bring any other action or proceeding against any party hereto or its property in the courts of other jurisdictions.

         Section 7.03 Notices. All demands, notices and communications hereunder shall be in writing and shall be deemed to have been duly given upon receipt thereof if (i) personally delivered or mailed by registered mail, postage prepaid, or (ii) transmitted by facsimile (with a copy delivered by overnight courier) upon telephone confirmation of receipt of such transmission, as follows:

         (a) if to the Sellers:

                   American Business Financial Services, Inc.
                   The Wanamaker Building
                   100 Penn Square East
                   Philadelphia, PA 19107
                   Attention: Stephen M. Giroux, Esq.
                   Telecopy number: (215) 940-3246

             with a copy to:

                   Blank Rome LLP
                   One Logan Square
                   Philadelphia, PA 19163-6998
                   Attention: Lawrence F. Flick II
                   Telecopy number: (215) 832-5556

or, such other persons and at such other addresses, facsimile numbers and confirmation numbers as may hereafter be furnished to the Purchaser in writing by ABFS.

         (b) if to the Purchaser:

                   Penn Square East Funding, LLC The Wanamaker
                   Building 100 Penn Square East Philadelphia, PA
                   19107 Attention:
                   Telecopy number:
                   Telephone number:

                   with a copy to:

                   Blank Rome LLP
                   One Logan Square
                   Philadelphia, PA 19103-6998
                   Attention: Lawrence F. Flick II
                   Telecopy number: (215) 832-5556
                   Telephone number: (215) 569-5556
or such other addresses, facsimile numbers and confirmation numbers as may hereafter be furnished to the Sellers in writing by the Purchaser.

         Section 7.04 Severability of Provisions. If any one or more of the covenants, agreements, provisions or terms of this Agreement shall be held invalid for any reason whatsoever, then such covenants, agreements, provisions or terms shall be deemed severable from the remaining covenants, agreements, provisions or terms of this Agreement and shall in no way affect the validity or enforceability of the other provisions of this Agreement.

         Section 7.05 Counterparts. This Agreement may be executed in one or more counterparts and by the different parties hereto on separate counterparts, each of which, when so executed, shall be deemed to be an original and such counterparts, together, shall constitute one and the same agreement.

         Section 7.06 Further Agreements. Each Seller and the Purchaser each agree to execute and deliver to the other such amendments to documents and such additional documents, instruments or agreements as reasonably may be necessary or appropriate to effectuate the purposes of this Agreement or in connection with the offering of securities representing interests in the Assets.

         Section 7.07 Recordation and Sales. The Purchaser is hereby purchasing the Assets and each Seller is hereby selling the Assets. Accordingly, as of the Closing Date and as of each Transfer Date, the sale of each of the Assets conveyed by the Sellers on the Closing Date or such Transfer Date shall be reflected on the balance sheets and other financial statements (including the footnotes thereto) of the Sellers as a sale of such Assets by the Sellers under GAAP.

         Section 7.08 Successors and Assigns; Assignment of Purchase Agreement. This Agreement shall bind each Seller and the Purchaser and inure to the benefit of and be enforceable by each Seller and the Purchaser, together with the Lender as a third party beneficiary. The obligations of the Sellers under this Agreement cannot be assigned or delegated to a third party without the consent of each of the Purchaser and the Lender, which consent shall be at each such Person's sole discretion. The parties hereto acknowledge that the Purchaser will borrow under the Loan Agreement, with its obligations thereunder secured by the Assets. As an inducement to the Purchaser to purchase the Assets and to the Lender to enter into the Loan Agreement with the Purchaser, each Seller acknowledges and consents to the assignment by the Purchaser to the Lender of all of the Purchaser's rights against the Sellers pursuant to this Agreement and to the enforcement or exercise of any right or remedy against the Sellers pursuant to this Agreement by the Purchaser or the Lender. Such enforcement of a right or remedy by the Purchaser or the Lender, shall have the same force and effect as if the right or remedy had been enforced or exercised by the Purchaser directly.

         Section 7.09 Survival. The representations and warranties set forth in
Article III and the provisions of Articles II, IV, V, VI and VII shall survive the Purchaser's purchase of the Assets hereunder.

         Section 7.10 Restrictions on Transfer. Aside from any of Seller's repurchase obligations pursuant to Section 3.01(c), the Purchaser shall not be permitted to transfer, assign, set over, contribute or sell the Assets to the Sellers except as set forth in Section 2.07(a) of the Loan Agreement. Any such transfer shall be null and void and of no force and effect whatsoever.

         Section 7.11 Joint and Several Liability. The Sellers hereby acknowledge and agree that the obligations of each Seller hereunder shall be joint and several.

         IN WITNESS WHEREOF, each Seller and the Purchaser have caused this Asset Purchase Agreement to be duly executed on their behalf by their respective officers thereunto duly authorized as of the day and year first above written.

                            HOME AMERICAN CREDIT, INC., d/b/a
                            UPLAND MORTGAGE,
                                    as a Seller

                            By: /s/ Stephen M. Giroux
                                ---------------------
                            Name: Stephen M. Giroux
                            Title: Executive Vice President, General Counsel
                                   and Secretary

                            AMERICAN BUSINESS MORTGAGE SERVICES, INC.,
                                    as a Seller

                            By: /s/ Stephen M. Giroux
                                ---------------------
                            Name: Stephen M. Giroux
                            Title: Executive Vice President, General Counsel
                                   and Secretary

                            PENN SQUARE EAST FUNDING, LLC,
                                    as Purchaser

                            By: /s/ Jeffrey M. Ruben
                                --------------------
                            Name: Jeffrey M. Ruben
                            Title: Executive Vice President

                                   SCHEDULE 1

                REPRESENTATIONS AND WARRANTIES RE: MORTGAGE LOANS

         As to each Mortgage Loan that forms part of the Assets being transferred hereunder (and the related Mortgage, Mortgage Note, Assignment of Mortgage and Mortgaged Property), each Seller shall make the following representations and warranties to the Purchaser:


                  (a) The information set forth in each Mortgage Loan Data Transmission with respect to such Mortgage Loan is complete, true and correct;

                  (b) The information provided by the Borrower or any Related Party in connection with such Mortgage Loan will be true and correct in all material respects on the date or dates when such information is furnished;

                  (c) Except as set forth in clause (n) below, such Mortgage is a valid and enforceable first or second lien on a fee simple (or its equivalent under applicable state law) estate in the real property securing the amount owed by the Mortgagor under such Mortgage Note subject only to Permitted Liens (other than Borrower);

                  (d) The Borrower has good title to, and is the sole owner of such Mortgage Loan, free of any interest, including, without limitation, any and all liens, charges or security interests of any nature of any other Person (other than the Lender), and the Borrower has granted a valid and enforceable first priority security interest in such Mortgage Loan to the Lender, which security interest is perfected. Furthermore, immediately prior to the grant of the aforementioned security interest to Lender, neither such Mortgage Loan nor any of the related Mortgage Loan Documents were subject to any liens, charges or security interests of any nature of any other Person;

                  (e) At origination, such Mortgage Loan had an original term to maturity of no greater than 360 months;

                  (f) There is no mechanics' lien or claim for work, labor or material (and no rights are outstanding that under law could give rise to such lien) affecting the premises subject to such Mortgage which is or may be a lien prior to, or equal or coordinate with, the lien of such Mortgage, except those which are insured against by the title insurance policy referred to in clause
(aa) below;

                  (g) There is no delinquent tax or assessment lien against such Mortgaged Property;

                  (h) Such Mortgage Loan, Mortgage and Mortgage Note, including, without limitation, the obligation of the Mortgagor to pay the unpaid principal of and interest on such Mortgage Note, are each not subject to any right of rescission (or any such rescission right has expired in accordance with applicable law), set-off, counterclaim, or defense, including the defense of usury, nor will the operation of any of the terms of such Mortgage Note or such Mortgage, or the exercise of any right thereunder, render either such Mortgage Note or such Mortgage unenforceable, in whole or in part, or subject to any right of rescission, set-off, counterclaim, or defense, including the defense of usury, and no such right of rescission, set-off, counterclaim, or defense has been asserted with respect thereto;

                  (i) Such Mortgaged Property is free of any material damage and is in generally good repair, and there is no pending or threatened proceeding for the total or partial condemnation of such Mortgaged Property;

                  (j) Neither the Company, the Borrower, or any Related Party has received a notice of default of any mortgage loan secured by such Mortgaged Property which has not been cured by a party;

                  (k) Such Mortgage Note and Mortgage are in substantially the forms previously provided to the Lender on behalf of the Borrower;

                  (l) Such Mortgage Loan had, at the date of origination, a Combined LTV of 100.00% or less;

                  (m) Such Mortgage Loans was (i) originated by an Approved Mortgage Originator in the normal course of its business or purchased by an Approved Mortgage Purchaser pursuant to an Approved Purchase Agreement, (ii) not selected by any Approved Mortgage Purchaser for sale to the Borrower under an Approved Purchase Agreement on any basis adverse to the Borrower relative to the portfolio of similar mortgage loans of the Approved Mortgage Purchaser, and
(iii) prior to the Closing Date, serviced by the Approved Mortgage Originator or an Affiliate thereof in accordance with Accepted Servicing Practices;

                  (n) In the event a material portion of the estate of the Mortgagor under such Mortgage Loan is a leasehold estate, the cost of the leasehold expense has been factored into the debt-to-income calculations with respect to the such Mortgagor and the maturity date of the ground lease is later than the maturity date of such Mortgage Loan. In addition, the aforementioned ground lease is prior to any mortgage or other lien upon the related fee interest and the landlord under the ground lease has not entered into any agreement to subordinate the ground lease to future mortgages or liens on the fee interest;

                  (o) Such Mortgage and Mortgage Note contain customary and enforceable provisions which render the rights and remedies of the holder thereof adequate for the realization against the such Mortgaged Property of the benefits of the security including (A) if such Mortgage is designated as a deed of trust, by trustee's sale, and (B) otherwise, by judicial foreclosure. There is no homestead or other exemption available to the related Mortgagor which would materially interfere with the right to sell such Mortgaged Property at a trustee's sale or the right to foreclose such Mortgage. Such Mortgage contains customary and enforceable provisions for the acceleration of the payment of the principal balance of such Mortgage Loan in the event all or any part of such Mortgaged Property is sold or otherwise transferred without the prior written consent of the holder thereof;

                  (p) The proceeds of such Mortgage Loan have been fully disbursed, including reserves set aside by the Approved Mortgage Originator, and there is no requirement for, and neither the Borrower, the Company, or any Related Party shall make any, future advances thereunder. Any future advances made prior to the applicable Funding Date have been consolidated with the principal balance secured by such Mortgage, and such principal balance, as consolidated, bears a single interest rate and single repayment term reflected on the applicable Mortgage Loan Data Transmission. The principal balance of such Mortgage Loan as of the applicable Funding Date does not exceed the original principal amount of such Mortgage Loan. Any and all requirements as to completion of any on-site or off-site improvements and as to disbursements of any escrow funds therefor have been complied with. All costs, fees and expenses incurred in making or recording such Mortgage Loan have been paid;

                  (q) Such Mortgage Loans was originated in compliance with the Approved Underwriting Guidelines;

                  (r) Since origination, the terms of such Mortgage and Mortgage Note have not been impaired, waived, altered, or modified in any respect, except by a written instrument which has been recorded, if necessary, to protect the interest of the mortgagee and which has been delivered to the Custodian. The substance of any such alteration or modification will be reflected on the applicable Mortgage Loan Data Transmission and, to the extent necessary, has been or will be approved by (i) the insurer under the applicable mortgage title insurance policy, and (ii) the insurer under any other insurance policy required hereunder for such Mortgage Loan where such insurance policy requires approval and the failure to procure approval would impair coverage under such policy;

                  (s) No instrument of release, waiver, alteration or modification has been executed in connection with such Mortgage Loan, and the related Mortgagor has not been released, in whole or in part, except in connection with an assumption agreement which has been approved by the insurer under any insurance policy required hereunder for such Mortgage Loan where such policy requires approval and the failure to procure approval would impair coverage under such policy, and which is part of the mortgage file and has been delivered to the Custodian, and the terms of which are reflected in the applicable Mortgage Loan Data Transmission;

                  (t) Except as disclosed in the applicable Mortgage Loan Data Transmission, there is no default, breach, violation or event of acceleration existing under such Mortgage or Mortgage Note and no event which, with the passage of time or with notice and the expiration of any grace or cure period, would constitute such a default, breach, violation or event of acceleration, and neither the Approved Mortgage Originator nor the Borrower has waived any such default, breach, violation or event of acceleration. All taxes, governmental assessments (including assessments payable in future installments), insurance premiums, water, sewer, and municipal charges, leaseholder payments or ground rents which previously became due and owing in respect of or affecting such Mortgaged Property have been paid. Neither the Approved Mortgage Originator nor the Borrower has advanced funds or induced, solicited or knowingly received any advance of funds by a party other than the related Mortgagor, directly or indirectly, for the payment of any amount required by such Mortgage or Mortgage Note;

                  (u) All of the improvements which were included for the purposes of determining the Appraised Value of such Mortgaged Property were completed prior to or at the time that such Mortgage Loan was originated and lie wholly within the boundaries and building restriction lines of such Mortgaged Property. No improvements on adjoining properties encroach upon such Mortgaged Property. No improvement located on or being part of such Mortgaged Property is in violation of any applicable zoning law or regulation. All inspections, licenses and certificates required to be made or issued with respect to all occupied portions of such Mortgaged Property (including all such improvements which were included for the purpose of determining such Appraised Value) and, with respect to the use and occupancy of the same, including, but not limited, to certificates of occupancy and fire underwriter's certificates, have been made or obtained from the appropriate authorities and such Mortgaged Property is lawfully occupied under applicable law. In addition, such Mortgaged Property (i) is located on or adjacent to a dedicated road, or has access to an irrevocable easement permitting ingress and egress, (ii) is served by public utilities, water and sewer (or septic facilities), and (iii) has parking as required under applicable law;

                  (v) There do not exist any circumstances or conditions with respect to such Mortgage, such Mortgaged Property, the related Mortgagor or such Mortgagor's credit standing that can be reasonably expected to cause such Mortgage Loan to become delinquent or adversely affect the value or marketability of such Mortgage Loan, other than any such circumstances or conditions expressly permitted under the Approved Underwriting Guidelines;

                  (w) All parties which have had any interest in such Mortgage, whether as mortgagee, assignee, pledgee or otherwise, are (or, during the period in which they held and disposed of such interest, were) (i) in compliance with any and all applicable licensing requirements of the laws of the state wherein such Mortgaged Property is located, and (ii) (A) organized under the laws of such state, (B) qualified to do business in such state, (C) federal savings and loan associations or national banks having principal offices in such state, (D) not doing business in such state, or (E) not required to qualify to do business in such state;

                  (x) such Mortgage Note and Mortgage are genuine, and each is the legal, valid and binding obligation of the maker thereof, enforceable in accordance with its terms, except as such enforcement may be limited by bankruptcy, insolvency, reorganization, moratorium or other similar laws affecting the enforcement of creditors' rights generally and except that the equitable remedy of specific performance and other equitable remedies are subject to the discretion of the courts. All parties to such Mortgage Note and Mortgage had legal capacity to execute such Mortgage Note and Mortgage and to convey the estate therein purported to be conveyed, and such Mortgage Note and Mortgage have been duly and properly executed by such parties or pursuant to a valid power-of-attorney that has been recorded with such Mortgage;

                  (y) The sales, transfers and conveyances of such Mortgage Note and Mortgage as and in the manner contemplated by the Asset Purchase Agreement, and this Loan Agreement (the "Prior Conveyance Agreements") are sufficient (i) to fully transfer to the Borrower all right, title and interest of the transferor thereto as note holder and mortgagee, and (ii) to the extent that the transferor retains an interest in such Mortgage Note or Mortgage despite such sale, transfer and conveyance, to grant to the Borrower the security interest referred to in the prior Conveyance Agreements hereof and thereafter, and to pledge the interest of the Borrower to the Lender. Such Mortgage has been duly assigned by the Approved Mortgage Originator to the Lender, and such Mortgage Note has been duly endorsed as required under the terms of this Loan Agreement. The related Assignment of Mortgage delivered pursuant to Section 2(a) and Annex 14 of the Custodial Agreement is in recordable form and is acceptable for recording under the laws of the applicable jurisdiction. The endorsement of such Mortgage Note, the delivery to the Custodian, on behalf of the Lender, of the endorsed Mortgage Note, and such Assignment of Mortgage, and the delivery of such Assignment of Mortgage to the Custodian are sufficient to permit the Lender to avail itself of all protection available under applicable law against the claims of any present or future creditors of the Borrower, the Related Parties or the Approved Mortgage Originator, and are sufficient to prevent any other sale, transfer, assignment, pledge or hypothecation of such Mortgage Note or Mortgage by the Borrower, the Related Parties or the Approved Mortgage Originator from being enforceable, even if the Lender does not record such Assignment of Mortgage in the applicable recording office. After the transfer pursuant to Section 4.01, the Lender shall have a first priority perfected security interest in such Mortgage Loan;

                  (z) Any and all requirements of any federal, state, or local law including, without limitation, usury, truth-in-lending, real estate settlement procedures, consumer credit protection, equal credit opportunity, predatory and abusive lending or disclosure laws applicable to such Mortgage Loan have been complied with, and the Initial Servicer shall maintain in its possession, available for the Lender's inspection, and shall deliver to the Lender or its designee upon demand, evidence of compliance with all such requirements. The consummation of the transactions contemplated by this Loan Agreement will not cause the violation of any such laws;

                  (aa) Such Mortgage Loan is covered by an ALTA mortgage title insurance policy or such other generally used and acceptable form of policy, issued by and the valid and binding obligation of a title insurer qualified to do business in the jurisdiction where such Mortgaged Property is located, insuring the Originator and its successors and assigns, as to the first or second priority lien, as applicable, of such Mortgage in the original principal amount of such Mortgage Loan. The assignment to the Lender of the Borrower's interest in such mortgage title insurance policy does not require the consent of or notification to the insurer. Such mortgage title insurance policy is in full force and effect and will be in full force and effect and inure to the benefit of the Lender upon the consummation of the transactions contemplated by this Loan Agreement. No claims have been made under such mortgage title insurance policy and none of the Company, the Borrower, or any Related Party, or any prior holder of such Mortgage has done, by act or omission, anything which would impair the coverage of such mortgage title insurance policy;

                  (bb) All improvements upon such Mortgaged Property are insured against loss by fire, hazards of extended coverage, and such other hazards as are customary in the area where such Mortgaged Property is located, including, without limitation, earthquake hazards, pursuant to insurance policies conforming to the requirements of the Accepted Servicing Practices and consistent with the Approved Underwriting Guidelines. If such Mortgaged Property at origination was located in an area identified on a flood hazard boundary map or flood insurance rate map issued by the Federal Emergency Management Agency as having special flood hazards (and such flood insurance has been made available), such Mortgaged Property was covered by flood insurance at origination. Each individual insurance policy is the valid and binding obligation of the insurer, is in full force and effect, and will be in full force and effect and inure to the benefit of the Borrower upon the consummation of the transactions contemplated by this Loan Agreement, and contain a standard mortgage clause naming the originator of such Mortgage Loan, and its successors and assigns, as mortgagee and loss payee. All premiums thereon have been paid. In addition each insurance policy requires prior notice to the insured of termination or cancellation and no such notice has been received. Such Mortgage obligates the related Mortgagor to maintain all such insurance at such Mortgagor's cost and expense, and upon such Mortgagor's failure to do so, authorizes the holder of such Mortgage to obtain and maintain such insurance at such Mortgagor's cost and expense and to seek reimbursement therefor from such Mortgagor, and none of the Company, the Borrower, the Related Parties, or any prior holder of such Mortgage has acted or failed to act so as to impair the coverage of any such insurance policy or the validity, binding effect, and enforceability thereof;

                  (cc) If such Mortgage constitutes a deed of trust, a trustee, duly qualified under applicable law to serve as such, has been properly designated and currently so serves and is named in such Mortgage, and no fees or expenses are or will become payable by Borrower or any other Person to any trustee under the deed of trust, except in connection with a trustee's sale after default by the related Mortgagor;

                  (dd) Such Mortgaged Property consists of one or more parcels of real property separately assessed for tax purposes. To the extent there is erected thereon a detached or an attached one-family residence or a detached two-to-six-family dwelling, or an individual condominium unit in a low-rise condominium, or an individual unit in a planned unit development, or a commercial property, a manufactured home, or a mixed use or multiple purpose property, such residence, dwelling or unit is not (i) a unit in a cooperative apartment, (ii) a property constituting part of a syndication, (iii) a time share unit, (iv) a property held in trust, (v) a mobile home, (vi) a log-constructed home, or (vii) a recreational vehicle;

                  (ee) There exist no material deficiencies with respect to escrow deposits and payments, if such are required, for which customary arrangements for repayment thereof have not been made or which the Borrower expects not to be cured, and no escrow deposits or payments of other charges or payments due the mortgagee have been capitalized under such Mortgage or Mortgage Note. All escrow deposits and similar payments required pursuant to such Mortgage Loan are in the Escrow Account;

                  (ff) Such Mortgage Loan was not originated at a below market interest rate. Such Mortgage Loan does not have a shared appreciation feature, or other contingent interest feature, or negative amortization;

                  (gg) The origination and collection practices used by the Borrower and the Initial Servicer with respect to such Mortgage Loan have been in all respects legal, proper, prudent, and customary in the mortgage origination and servicing business with respect to mortgage loans similar to such Mortgage Loan. No fraudulent acts were committed by the Company, the Borrower, any Related Party, or the Initial Servicer in connection with or related to the origination, servicing or collection of such Mortgage Loan;

                  (hh) The related Mortgagor has, to the extent required by applicable law, executed a statement to the effect that such Mortgagor has received all disclosure materials, if any, required by applicable law with respect to the making of fixed-rate mortgage loans. The Initial Servicer has maintained or caused to be maintained such statement in the Servicing File;

                  (ii) All amounts received by the Approved Mortgage Originators with respect to such Mortgage Loan after the applicable Cut-Off Date and required to be deposited in the Collection Accounts have been so deposited in the Collection Accounts and are, as of the Closing Date, or will be as of the Funding Date, as applicable, in the Collection Accounts;

                  (jj) The appraisal report with respect to such Mortgaged Property contained in the Servicing File was signed prior to the approval of the application for such Mortgage Loan by a qualified appraiser, duly appointed by the originator of such Mortgage Loan, who had no interest, direct or indirect, in such Mortgaged Property or in any loan made on the security thereof and whose compensation is not affected by the approval or disapproval of such application;

                  (kk) Except as disclosed in the related Mortgage Loan Data Transmission, the related Mortgagor represented at the time of origination that such Mortgagor would occupy such Mortgaged Property as such Mortgagor's primary residence;

                  (ll) There has been no governmental or regulatory action or third party claim made, instituted or threatened in writing with respect to such Mortgaged Property relating to a violation of any applicable federal, state or local environmental law, statute, ordinance, regulation, order, decree or standard;

                  (mm) Such Mortgage Loan is eligible to be a "qualified mortgage" within the meaning of Section 860G(a)(3) of the Code assuming a REMIC election were to be made and an Eligible Mortgage Loan;

                  (nn) With respect to any Second Lien Mortgage Loan:

                  (oo) the related Mortgagor has not received notice from the holder of the prior mortgage that such prior mortgage is in default;

                  (pp) no consent from the holder of the prior mortgage is needed for the creation of the related second lien Mortgage or, if required, has been obtained and is in the related Servicing File;

                  (qq) if the prior mortgage has a negative amortization, the Combined LTV was determined using the maximum loan amount of such prior mortgage; and

                  (rr) the related first mortgage loan encumbering the related Mortgaged Property does not have a mandatory future advance provision.

                  (ss) No error, omission, misrepresentation, negligence, fraud or similar occurrence with respect to such Mortgage Loan has taken place on the part of any person, including, without limitation, the related Mortgagor, any appraiser, any builder or developer, or any other party involved in the origination of such Mortgage Loan or in the application of any insurance in relation to such Mortgage Loan;

                  (tt) Such Mortgaged Property is in compliance with all environmental laws, ordinances, rules, regulations and orders of federal, state or governmental authorities relating thereto. No hazardous material has been or is incorporated in, stored on or under (other than properly stored materials used for reasonable residential purposes), released from, treated on, transported to or from, or disposed of on or from, such Mortgaged Property such that, under applicable law (A) any such hazardous material would be required to be eliminated before such Mortgaged Property could be altered, renovated, demolished or transferred, or (B) the owner of such Mortgaged Property, or the holder of a security interest therein, could be subjected to liability for the removal of such hazardous material or the elimination of the hazard created thereby. Neither Borrower, the Company nor any Related Party has received notification from any federal, state or other governmental authority relating to any hazardous materials on or affecting such Mortgaged Property or to any potential or known liability under any environmental law arising from the ownership or operation of such Mortgaged Property. For the purposes of this subsection, the term "hazardous materials" shall include, without limitation, gasoline, petroleum products, explosives, radioactive materials, polychlorinated biphenyls or related or similar materials, asbestos or any material containing asbestos, lead, lead-based paint and any other substance or material as may be defined as a hazardous or toxic substance by any federal, state or local environmental law, ordinance, rule, regulation or order, including, without limitation, CERCLA, the Clean Air Act, the Clean Water Act, the Resource Conservation and Recovery Act, the Toxic Substances Control Act and any regulations promulgated pursuant thereto;

                  (uu) Such Mortgage Loan is not a loan the proceeds of which were to be used for business purposes, except for those indicated by code in the Mortgage Loan Data Transmission;

                  (vv) Such Mortgage Loan has not been made to limited or no documentation borrowers unless such Mortgage Loan conforms to a limited or no documentation program identified in the Approved Underwriting Guidelines;

                  (ww) Such Mortgage Loan is not cross-collateralized or cross-defaulted except as has been disclosed to and approved by Lender in writing;

                  (xx) Such Mortgage Loan is not (a) subject to the provisions of the Homeownership and Equity Protection Act of 1994 as amended ("HOEPA"), (b) a "high cost" mortgage loan, "covered" mortgage loan or "predatory" mortgage loan or any other comparable term, no matter how defined, under any federal, state or local law, or (c) subject to any comparable effective federal, state or local statutes or regulations, including, without limitation, the provisions of the Georgia Fair Lending Act, the City of Oakland, California Anti-Predatory Lending Ordinance No. 12361 or any other statute or regulation providing assignee liability to holders of such mortgage loans. The total combined points and fees charged in connection with the origination of such consumer Mortgage Loan does not exceed 8% of the original principal balance of such Mortgage Loan;

                  (yy) No predatory, abusive or deceptive lending practices, including but not limited to, the extension of credit to the related Mortgagor without regard for such Mortgagor's ability to repay such Mortgage Loan and the extension of credit to a mortgagor which has no apparent benefit to such Mortgagor, were employed in connection with the origination of such Mortgage Loan;

                  (zz) such Mortgage Loan complies with all applicable consumer credit statutes and regulations, including, without limitation, the respective Uniform Consumer Credit Code laws in effect in Colorado, Idaho, Indiana, Iowa, Kansas, Maine, Oklahoma, South Carolina, Utah and Wyoming, has been originated by a properly licensed entity or by an entity not required to be licensed in certain states, as applicable, and in all other respects, complies with all of the material requirements of any such applicable laws;

                  (aaa) The information set forth in the related Mortgage Loan
Schedule is complete, true and correct in all material respects and each prepayment charge is permissible, enforceable and collectable under applicable federal and state law;

                  (bbb) If such Mortgage Loan is secured by a Mortgaged Property located in the State of Georgia, such Mortgage Loan was not originated prior to March 7, 2003;

                  (ccc) Such Mortgage Loan is eligible for sale in the secondary market or for inclusion in a pass-through transfer without unreasonable credit enhancement;

                  (ddd) All points, fees and charges related to such Mortgage Loan (whether or not financed, assessed, collected or to be collected in connection with the origination and servicing of such Mortgage Loan) were disclosed in writing to the related Mortgagor in accordance with applicable state and federal law and regulation. Such Mortgagor was not charged "points and fees" (whether or not financed) in an amount greater than 5% of the principal amount of such Mortgage Loan;

                  (eee) Except as set forth on the related Mortgage Loan Schedule, such Mortgage Loan is not subject to a prepayment penalty. If such Mortgage Loan was originated prior to October 1, 2002 and is subject to a prepayment penalty, such prepayment penalty does not extend beyond five years after the date of origination. If such Mortgage Loan was originated on or following October 1, 2002 and is subject to a prepayment penalty, such prepayment penalty does not extend beyond three years after the date of origination. If such Mortgage Loan contains a provision permitting imposition of a premium upon a prepayment prior to maturity: [(i) prior to such Mortgage Loan's origination, the related Mortgagor agreed to such premium in exchange for a monetary benefit, including but not limited to a rate or fee reduction, (ii) prior to such Mortgage Loan's origination, such Mortgagor was offered the option of obtaining a Mortgage Loan that did not require payment of such a premium,]
(iii) the prepayment premium is disclosed to such Mortgagor in the loan documents pursuant to applicable state and federal law, and (iv) notwithstanding any state or federal law to the contrary, no Approved Mortgage Originator shall impose such prepayment premium in any instance when the mortgage debt is accelerated as the result of such Mortgagor's default in making the loan payments;

                  (fff) Each Approved Mortgage Originator has complied with all applicable anti-money laundering laws and regulations, including without limitation the USA Patriot Act of 2001, as amended (collectively, the "Anti-Money Laundering Laws"); the Approved Mortgage Originator has established an anti-money laundering compliance program as required by the Anti-Money Laundering Laws, has conducted the requisite due diligence in connection with the origination of such Mortgage Loan for purposes of the Anti-Money Laundering Laws, including with respect to the legitimacy of the related Mortgagor and the origin of the assets used by the such Mortgagor to purchase the property in question, and maintains, and will maintain, sufficient information to identify such Mortgagor for purposes of the Anti-Money Laundering Laws;

                  (ggg) Such Mortgage Loan is not secured by real property or secured by a manufactured home located in the state of Georgia unless (x) such Mortgage Loan was originated prior to October 1, 2002 or after March 6, 2003, or
(y) the property securing such Mortgage Loan is not, nor will be, occupied by the related Mortgagor as such Mortgagor's principal dwelling. Such Mortgage Loan is not a "High Cost Home Loan" as defined in the Georgia Fair Lending Act, as amended (the "Georgia Act"). If such Mortgage Loan is a "Home Loan" under the Georgia Act, such Mortgage Loan complies with all applicable provisions of the Georgia Act. If such Mortgage Loan is secured by owner-occupied real property or an owner-occupied manufactured home located in the State of Georgia, such Mortgage Loan was originated (or modified) on or after October 1, 2002 and or before March 6, 2003;

                  (hhh) The related Mortgagor was not encouraged or required to select a Mortgage Loan product offered by such Mortgage Loan's originator which is a higher cost product designed for less creditworthy borrowers, unless at the time of such Mortgage Loan's origination, such Mortgagor did not qualify taking into account credit history and debt to income ratios for a lower cost credit product then offered by such Mortgage Loan's originator or any affiliate of such Mortgage Loan's originator;

                  (iii) The methodology used in underwriting the extension of credit for such Mortgage Loan employs objective mathematical principles which relate the related Mortgagor's income, assets and liabilities to the proposed payment, and such underwriting methodology does not rely on the extent of such Mortgagor's equity in the collateral as the principal determining factor in approving such credit extension. Such underwriting methodology confirmed that at the time of origination (application/approval) such Mortgagor had a reasonable ability to make timely payments on such Mortgage Loan;

                  (jjj) All fees and charges (including finance charges) and whether or not financed, assessed, collected or to be collected in connection with the origination and servicing of such Mortgage Loan have been disclosed in writing to the related Mortgagor in accordance with applicable state and federal law and regulation;

                  (kkk) If such Mortgage Loan is secured by manufactured housing, such Mortgage Loan satisfies the requirements for inclusion in residential mortgage backed securities transactions rated by Standard & Poor's Ratings Services;

                  (lll) The Mortgage File delivered to the Custodian pursuant to the terms hereof with respect to such Mortgage Loan is complete in all material respects; and

                  (mmm) No proceeds from such Mortgage Loan were used to finance single-premium credit life insurance.

                  (nnn) Unless such Mortgage Loan is a Wet Mortgage Loan, such Mortgage Note, such Mortgage, such Assignment of Mortgage and any other documents required to be delivered under the Custodial Agreement for such Mortgage Loan have been delivered to the Custodian. The Borrower or its agent is in possession of a complete, true and materially accurate Mortgage File for such Mortgage Loan in compliance with the Custodial Agreement, except for such documents the originals or copies of which have been delivered to the Custodian.

                  (ooo) Unless such Mortgage Loan has been assigned to MERS, the assignment of such Mortgage is in recordable form and is acceptable for recording under the laws of the jurisdiction in which such Mortgaged Property is located.

                  (ppp) The related Mortgagor has not notified the Borrower, and the Borrower has no knowledge of, any relief requested or allowed to such Mortgagor under the Servicemembers' Civil Relief Act of 2003.

                                   SCHEDULE 2

                    REPRESENTATIONS AND WARRANTIES RE: SELLER

         Each Seller represents and warrants to the Purchaser that:

         (a) Existence. The Seller (a) is corporation duly incorporated, validly existing and in good standing under the laws of the state of its incorporation,
(b) has all requisite corporate or other power, and has all governmental licenses, authorizations, consents and approvals, necessary to own its assets and carry on its business as now being or as proposed to be conducted, except where the lack of such licenses, authorizations, consents and approvals would not be reasonably likely to have a Material Adverse Effect; and (c) is qualified to do business and is in good standing in all other jurisdictions in which the nature of the business conducted by it makes such qualification necessary, except where failure so to qualify would not be reasonably likely (either individually or in the aggregate) to have a Material Adverse Effect, and (d) is in compliance in all material respects with all Requirements of Law.

         (b) Financial Condition. The Seller has heretofore furnished to the Lender the related consolidated statements of income and retained earnings and of cash flows for American Business Financial Services, Inc. and its consolidated Subsidiaries for the one year period ending June 30, 2004, setting forth comparative form the figures for the previous year. All such financial statements are materially complete and correct and fairly present the consolidated financial condition of the Seller and its Subsidiaries and the consolidated results of their operations for the fiscal year ended on said date, all in accordance with GAAP applied on a consistent basis. Except as disclosed in the Loan Agreement, there has been no development or event nor any prospective development or event which has had or should reasonably be expected to have a Material Adverse Effect.

         (c) Litigation. Except as disclosed in the Loan Agreement, there are no actions, suits, arbitrations, investigations or proceedings pending or, to its knowledge, threatened against the Seller or any of its Subsidiaries or affecting any of the property thereof before any Governmental Authority, (i) as to which individually or in the aggregate there is a reasonable likelihood of an adverse decision which would be reasonably likely to have a Material Adverse Effect, or
(ii) which questions the validity or enforceability of this Agreement, the Loan Documents or any action to be taken in connection with the transactions contemplated hereby or thereby and there is a reasonable likelihood of a materially adverse decision or a Material Adverse Effect. The disclosure of any action, suit, arbitrations, investigations or proceedings in Schedule 6.03 of the Loan Agreement shall not operate as a consent to such matter, or a waiver or an amendment of any right, power, or remedy of Lender with respect to such matter, including Lender's right to exercise its remedies in the event that any matter listed on Schedule 6.03 of the Loan Agreement is, results in, or has a Material Adverse Change or has a Material Adverse Effect.

         (d) No Breach. Neither (a) the execution and delivery of this Agreement or any of the other the Loan Documents nor (b) the consummation of the transactions herein and therein contemplated in compliance with the terms and provisions hereof and thereof, will conflict with or result in a breach of the charter or by-laws of the Seller, or any applicable law, rule or regulation, or any order, writ, injunction or decree of any Governmental Authority, or any other instrument, indenture or other material agreement to which the Seller or any of its Subsidiaries is a party or by which any of them or any of their property is bound or to which any of them is subject, or constitute a default under any such instrument, indenture or other material agreement, or (except for the Liens created pursuant to the Loan Agreement) result in the creation or imposition of any Lien upon any property of the Seller or any of its Subsidiaries, pursuant to the terms of any such agreement or instrument.

         (e) Action. The Seller has all necessary corporate or other power, authority and legal right to execute, deliver and perform its obligations hereunder and under each of the Loan Documents to which it is a party; the execution, delivery and performance by the Seller of this Agreement and each of the Loan Documents to which it is a party has been duly authorized by all necessary corporate or other action on its part; and this Agreement and each Loan Document to which it is a party has been duly and validly executed and delivered by the Seller and constitutes a legal, valid and binding obligation of the Seller, enforceable against it in accordance with its terms.

         (f) Approvals. No authorizations, approvals or consents of, and no filings or registrations with, any Governmental Authority, or any other Person, are necessary for the execution, delivery or performance by the Seller of this Agreement, and each of the Loan Documents to which it is a party or for the legality, validity or enforceability hereof and thereof, except for filings and recordings in respect of the Liens created pursuant to the Loan Agreement.

         (g) Taxes. The Seller and its Subsidiaries have filed all Federal income tax returns and all other material tax returns that are required to be filed by them and have paid all taxes due pursuant to such returns or pursuant to any assessment received by any of them, except for any such taxes, if any, that are being appropriately contested in good faith by appropriate proceedings diligently conducted and with respect to which adequate reserves have been provided. The charges, accruals and reserves on the books of the Seller and its Subsidiaries in respect of taxes and other governmental charges are adequate.

         (h) Investment Company Act. Neither the Seller nor any of its Subsidiaries is an "investment company," or a company "controlled" by an "investment company," within the meaning of the Investment Company Act of 1940, as amended. Neither the Seller, nor any of its Subsidiaries is subject to any Federal or state statute or regulation which limits its ability to incur indebtedness.

         (i) No Legal Bar. The execution, delivery and performance of this Agreement, will not violate any Requirement of Law or Contractual Obligation of the Seller or of any of its Subsidiaries and will not result in, or require, the creation or imposition of any Lien (other than the Liens created under the Loan Agreement) on any of its or their respective properties or revenues pursuant to any such Requirement of Law or Contractual Obligation.

         (j) No Default. Neither the Seller nor any of its Subsidiaries is in default under or with respect to any of its Contractual Obligations in any respect which should reasonably be expected to have a Material Adverse Effect. No Default or Event of Default has occurred and is continuing.

         (k) Chief Operating Office. The Seller's chief executive office and operating office on the Effective Date are located at the locations described in the Loan Agreement.

         (l) Location of Books and Records. The location where the Seller keeps its books and records including all computer tapes and records relating to the Assets is its chief executive office or chief operating office.

         (m) Collateral; Collateral Security.

                  (i) Neither the Seller nor any of its Subsidiaries has assigned, pledged, or otherwise conveyed or encumbered any Collateral (including the Mortgage Loans) to any other Person other than the Purchaser. Immediately prior to the pledge of any Mortgage Loan to the Purchaser, the Seller represents that it is the sole owner of such Mortgage Loan and has good and marketable title thereto, free and clear of all Liens, in each case except for Liens to be released simultaneously with the Liens granted in favor of the Purchaser hereunder and no Person other than the Purchaser has any Lien on any Mortgage Loan.

                  (ii) The provisions of this Agreement are effective to create in favor of the Purchaser a valid first priority security interest in all right, title and interest of the Seller and its Subsidiaries in, to and under the Collateral.

                  (iii) Upon receipt by the Purchaser of each Mortgage Note, endorsed in blank by a duly authorized officer of the payee or last endorsee, the Purchaser shall have a fully perfected first priority security interest therein, in the Mortgage Loan evidenced thereby and in the mortgagee's interest in the related Mortgaged Property.

                  (iv) Upon the filing of financing statements on Form UCC-1 naming the Purchaser as "Secured Party" and the Seller as "Debtor", and describing the Collateral, in the jurisdictions and recording offices listed on
Schedule 6.12(d), the security interests granted hereunder in the Collateral will constitute fully perfected, first priority security interests under the Uniform Commercial Code in all right, title and interest of the Seller and its Subsidiaries in, to and under such Collateral, which can be perfected by filing under the Uniform Commercial Code.

                  (v) Pursuant to the Custodial Agreement, the Seller and its Subsidiaries (or its predecessor in interest) have delivered to the Purchaser the Mortgage File (including the Mortgage Note) relating to each Mortgage Loan (other than any Wet Mortgage Loan) that is subject to the provisions of this Loan Agreement.

         (n) True and Complete Disclosure. The information, reports, financial statements, exhibits and schedules furnished in writing by or on behalf of the Seller to the Purchaser or the Lender in connection with the negotiation, preparation or delivery of this Agreement, the Loan Agreement, the other Loan Documents or included herein or therein or delivered pursuant hereto or thereto, when taken as a whole, do not contain any untrue statement of material fact or omit to state any material fact necessary to make the statements herein or therein, in light of the circumstances under which they were made, not misleading. All written information furnished after the date hereof by or on behalf of the Seller to the Purchaser or the Lender in connection with this Agreement, the Loan Agreement, and the other Loan Documents and the transactions contemplated hereby and thereby will be true, complete and accurate in every material respect, or (in the case of projections) based on reasonable estimates, on the date as of which such information is stated or certified. There is no Material Adverse Change and no fact known to a Responsible Officer that, after due inquiry, could reasonably be expected to have a Material Adverse Effect that has not been disclosed herein, the Loan Agreement in the other Loan Documents or in a report, financial statement, exhibit, schedule, disclosure letter or other writing furnished to the Lender for use in connection with the transactions contemplated hereby or thereby.

         (o) ERISA. Each Plan to which the Seller or its Subsidiaries make direct contributions, and, to the knowledge of Seller, each other Plan and each Multiemployer Plan, is in compliance in all material respects with, and has been administered in all material respects in compliance with, the applicable provisions of ERISA, the Code and any other Federal or State law. No event or condition has occurred and is continuing as to which the Seller would be under an obligation to furnish a report to the Lender under the Loan Agreement. No accumulated funding deficiency (as defined in Section 412 of the Code or Section 302 of ERISA) has occurred with respect to any Plan. Neither the Seller nor any ERISA Affiliate is subject to any present or potential liability under Title IV of ERISA which, individually or in the aggregate, could have a Materially Adverse Effect. No material liability to the PBGC (other than required premium payments), the Internal Revenue Service, any Plan or trust established under Title IV of ERISA has been, or is expected by the Seller or any ERISA Affiliate to be, incurred by the Seller or any ERISA Affiliate. None of the Seller nor any ERISA Affiliate has any contingent liability with respect to any post-retirement benefit under any "welfare plan" (as defined in Section 3(1) of ERISA), other than liability for continuation coverage under Part 6 of Title I of ERISA. No lien under Section 412(n) of the Code or 302(f) of ERISA or requirement to provide security under Section 401(a)(29) of the Code or Section 307 of ERISA has been or is reasonably expected by the Seller or ERISA Affiliate to be imposed on the assets of the Seller or any member ERISA Affiliate. Neither the Seller nor any ERISA Affiliate has engaged in any transaction prohibited by
Section 408 of ERISA or Section 4975 of the Code. As of the Closing Date and throughout the term of the Agreement, the Seller is not and will not be an "employee benefit plan" as defined in Section 3(3) of ERISA, which is subject to Title I of ERISA, and none of the assets of the Seller will constitute "plan assets" of one or more such plans for purposes of Title I of ERISA or section 4975 of the Code.

         (p) No Licenses. The Purchaser will not be required as a result of acquiring title to the Assets hereunder to be licensed, registered or approved or to obtain permits or otherwise qualify (i) to do business in any state in which it currently is not so required or (ii) under any state consumer lending, fair debt collection or other applicable state statute or regulation.

         (q) Relevant States. The Seller is licensed (or exempt from licensing) to originate Mortgage Loans in its own name or through brokers on the date of this Agreement in all states where it originates Mortgage Loans.

         (r) True Sales. Any and all interest of a Qualified Originator in, to and under any Mortgage funded in the name of or acquired by such Qualified Originator or seller which is an Affiliate of the Purchaser has been sold, transferred, conveyed and assigned to the Seller pursuant to a legal sale and such Qualified Originator retains no legal or equitable interest in such Mortgage Loan, and if so requested by the Purchaser, is covered by an opinion of counsel to that effect in form and substance acceptable to the Purchaser.

         (s) No Burdensome Restrictions. No Requirement of Law or Contractual Obligation of the Seller or any of its Subsidiaries has been enacted or entered into since the date of the financial statements previously delivered to the Lender which would preclude Seller from continuing its operations consistent with past practices or which is reasonably expected to have a Material Adverse Effect.

         (t) Subsidiaries. All of the Subsidiaries of the Seller at the date hereof are listed on Schedule 6.22 to the Loan Agreement.

         (u) Origination and Acquisition of Mortgage Loans. The Mortgage Loans were either (i) originated by a Approved Mortgage Originator, and the origination and collection practices used by the Approved Mortgage Originator, any subsequent mortgagee and any servicer therefor, as applicable, with respect to the Mortgage Loans have been, in all material respects, legal, proper, prudent and customary in the residential mortgage loan servicing business, and are in accordance with the Approved Underwriting Guidelines, or (ii) acquired by the Seller in conformity with the Approved Underwriting Guidelines and under an Approved Purchase Program.

         (v) No Adverse Selection. Neither the Seller nor any of its Subsidiaries used any selection procedures that identified the Mortgage Loans as being less desirable or valuable than other comparable Mortgage Loans owned by such party.

         (w) No Broker. Neither the Seller nor any of its Subsidiaries has dealt with any broker, investment banker, agent, or other person, except for the Lender and SSG Capital Advisors, LP, who may be entitled to any commission or compensation in connection with the financing of Mortgage Loans pursuant to the Loan Agreement.

         (x) Representations and Warranties Regarding Mortgage Loans; Delivery of Mortgage Loan File. With respect to each Mortgage Loan (other than a Wet Mortgage Loan), the Mortgage Note, the Mortgage, the Assignment of Mortgage and any other documents required to be delivered under this Agreement for such Mortgage Loan have been delivered to the Lender or the Custodian on behalf of the Purchaser. The Seller and its Subsidiaries or its designee is in possession of a complete, true and accurate Mortgage Loan File with respect to each Mortgage Loan (other than a Wet Mortgage Loan), except for such documents the originals of which have been delivered to the Custodian.

         (y) Seller Solvent; Fraudulent Conveyance. As of the date hereof and immediately following each Transfer Date after giving effect to the applicable transfer, the fair value of the assets of the Seller is greater than the fair value of its respective liabilities (including, without limitation, contingent liabilities if and to the extent required to be recorded as a liability on the financial statements of the Seller in accordance with GAAP), and the Seller is and will be solvent, is and will be able to pay its debts as they mature and does not and will not have an unreasonably small capital to engage in the business in which it is engaged and proposes to engage. The Seller does not intend to incur, nor believes that it has incurred, debts beyond its ability to pay such debts as they mature. The Seller is not contemplating the commencement of insolvency, bankruptcy, liquidation or consolidation proceedings or the appointment of a receiver, liquidator, conservator, trustee or similar official in respect of the Seller or any of its assets. The Seller is not transferring any Mortgage Loans with any intent to hinder, delay or defraud any of its respective creditors.

                                TABLE OF CONTENTS

                                                                                                             Page
                                                                                                             ----
ARTICLE I             DEFINITIONS; CONSTRUCTION..................................................................2

         Section 1.01          Definitions.......................................................................2

         Section 1.02          Construction......................................................................2

ARTICLE II            SALE OF ASSETS; PAYMENT OF PURCHASE PRICE..................................................2

         Section 2.01          Sale of Assets to Purchaser.......................................................2

         Section 2.02          Obligations of Sellers............................................................4

         Section 2.03          Dispositions......................................................................5

ARTICLE III           REPRESENTATIONS AND WARRANTIES; REMEDIES FOR BREACH........................................5

         Section 3.01          Sellers' Representations and Warranties...........................................5

ARTICLE IV            SELLER COVENANTS...........................................................................6

         Section 4.01          No Further Sale or Transfer.......................................................6

         Section 4.02          Defense of Right, Title and Interest..............................................6

         Section 4.03          Separateness Covenants............................................................6

         Section 4.04          Further Assurances................................................................6

ARTICLE V             PURCHASER COVENANTS........................................................................6

ARTICLE VI            TERMINATION................................................................................7

         Section 6.01          Termination.......................................................................7

ARTICLE VII           MISCELLANEOUS PROVISIONS...................................................................7

         Section 7.01          Amendment.........................................................................7

         Section 7.02          Governing Law.....................................................................8

         Section 7.03          Notices...........................................................................8

         Section 7.04          Severability of Provisions........................................................9

         Section 7.05          Counterparts......................................................................9

         Section 7.06          Further Agreements................................................................9

         Section 7.07          Recordation and Sales.............................................................9

         Section 7.08          Successors and Assigns; Assignment of Purchase Agreement..........................9

         Section 7.09          Survival..........................................................................9

                               TABLE OF CONTENTS
                                  (continued)

                                                                           Page
                                                                           ----

EXHIBIT A    Form of APA Assignment
Schedule A   Asset Schedule
Schedule 1   Representations and Warranties re: Mortgage Loans
Schedule 2   Representations and Warranties re: Seller



                                      -2-